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                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                               -----------------


                                   FORM 8-A/A
                                Amendment No. 2

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                                   HAGGAR CORP.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                 Nevada                                      75-2187001
----------------------------------------------             ------------
  (State of incorporation or organization)                 (IRS Employer
                                                           Identification No.)


     6113 Lemmon Avenue, Dallas, TX                        75209
----------------------------------------------             -----
  (Address of principal executive offices)                 (Zip Code)


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
If this form relates to the registration        If this form relates to the registration
of a class of securities pursuant to            of a class of securities pursuant to
Section 12(b) of the Exchange Act and is        Section 12(g) of the Exchange Act and is
effective pursuant to General Instruction       effective pursuant to General Instruction
A.(c), please check the following box. / /      A.(d), please check the following box. /X/


Securities Act registration statement file number to which this form relates:
                                                                                  ---------------
                                                                                  (if applicable)

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Securities to be registered pursuant to Section 12(b) of the Act:   None

Securities to be registered pursuant to Section 12(g) of the Act:


Title of each class                           Name of each exchange on which
to be so registered                           each class is to be registered
-------------------                           ------------------------------
Preferred Stock                                          NASDAQ
Purchase Rights

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Item 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

Reference is hereby made to the Form 8-A of Haggar Corp., a Nevada corporation (the "Registrant"), filed with the Securities and Exchange Commission on November 16, 1992, and amended as of December 2, 1992, and such Form 8-A, as amended, is hereby incorporated by reference herein.

The Registrant executed an Amendment No. 1 (the "Amendment"), dated as of August 30, 2001, to the Rights Agreement, dated as of December 1, 1992 (the "Rights Agreement"), between the Registrant and Mellon Investor Services, Inc., as successor rights agent to Chemical Shareholder Services Group, Inc. (the "RIGHTS AGENT"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Rights Agreement.

As more fully set forth in the Amendment, the Amendment reduces the threshold required to become an "Acquiring Person" from twenty percent (20%) or more to fifteen percent (15%) or more of the outstanding shares of common stock of the Registrant under certain circumstances. In addition, the Amendment provides that any person who holds 15% or more of the outstanding shares of common stock of the Registrant as of the date of the Amendment will not become an "Acquiring Person" unless such person acquires additional shares of common stock of the Registrant after the date of the Amendment. The Amendment also removes all references to the need for Continuing Director decision making, such decision making now being vested in the Board of Directors.

A copy of the Amendment is attached hereto as Exhibit 1 and is incorporated herein by reference. The foregoing discussion does not purport to be complete and is qualified in its entirety by reference to Exhibit 1 attached hereto.






Item 2. EXHIBITS.

Exhibit No.                             Description
-----------                             ------------
   (1) Amendment No. 1 to Rights Agreement, dated as of August 1, 2001, between Haggar Corp. and Mellon Investor Services, Inc., as rights agent.






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                                    SIGNATURE

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.



                                        HAGGAR CORP. (registrant)




                                        By:    /s/ David M. Tehle
                                              ----------------------------------
                                        Name:   David M. Tehle
                                        Title:  Executive Vice President,
                                                Chief Financial Officer



Date:   August 30, 2001










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                                  EXHIBIT INDEX


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

Exhibit No.                              Description
-----------                              -----------
    (1) Amendment No. 1 to Rights Agreement, dated as of August 30, 2001, between Haggar Corp. and Mellon Investor Services, Inc., as rights agent.

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